Exhibit 2.2

AMENDMENT NO. 2 TO SHAREHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 TO THE SHAREHOLDERS AGREEMENT (this “Amendment No. 2”) is made as of September 27, 2011, by and among Raphael Holding Company, a Delaware corporation (the “Parent”), Raphael Acquisition Corp., a Wisconsin corporation and an indirect, wholly owned subsidiary of the Parent (the “Merger Sub”), Renaissance Learning, Inc., a Wisconsin corporation (the “Company”) and the undersigned shareholders (each, a “Shareholder” and collectively the “Shareholders”).

RECITALS

WHEREAS, the Parent, the Merger Sub, the Company and the Shareholders are parties to that certain Shareholders Agreement, dated as of August 15, 2011 (the “Shareholders Agreement”), which was executed and delivered concurrently with the execution of the Agreement and Plan of Merger, dated as of August 15, 2011 (the “Merger Agreement”), by and among the Parent, the Merger Sub and the Company;

WHEREAS, the Parent, the Merger Sub, the Company and the Shareholders are parties to that certain Agreement, dated as of August 30, 2011, amending the Shareholders Agreement (“Amendment No. 1”);

WHEREAS, concurrently with the execution and delivery hereof, the Company, the Parent and the Merger Sub are entering into Amendment No. 1 to the Merger Agreement;

WHEREAS, pursuant to Amendment No. 1 to the Merger Agreement, and subject to the terms, conditions and exclusions set forth therein, at the Effective Time, each share of Company Common Stock, other than Excluded Shares and Subject Shares, shall be converted into the right to receive an amount in cash equal to $16.60, and each share of Company Common Stock that is a Subject Share, shall be converted into the right to receive an amount in cash equal to $15.00 per share; and

WHEREAS, pursuant to Section 10.02 of the Shareholders Agreement, the Shareholders Agreement may be amended in a writing signed by the parties thereto;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Amendment of the Shareholders Agreement.

(a)	As used in the Shareholders Agreement, the defined term “Merger Agreement” shall mean the Merger Agreement, as amended by Amendment No. 1 to the Merger Agreement.

(b)	Section 6.01 of the Shareholders Agreement is hereby amended by adding the following sentence at the end of Section 6.01:

“If the Closing occurs, the Company shall, and Parent shall cause the Company to, indemnify each Shareholder and each of the Trusts against, and hold each Shareholder and each of the Trusts harmless from, any and all Losses incurred or suffered by such Shareholder or Trust arising out of, related to or in connection with any claim in any way related to a decision by such Shareholder or Trust with respect to the amount of consideration to be received in exchange for the Subject Shares in connection with a transaction with Parent or one of its Affiliates or another Takeover Proposal (regardless of whether the claim was brought or the decision was made prior to the Closing), including if: (i) such Shareholder or Trust is asked to agree to enter into an agreement providing for such Shareholder or Trust to receive, as consideration for its Subject Shares, an amount less than that to be received by other shareholders of the Company, and (ii) such Shareholder or Trust declines to accept such proposal (it being understood and agreed that the indemnification set forth in this sentence shall not apply to claims made by the owners of or beneficiaries of the Subject Shares against each other).”

2. Definitions; References. Capitalized terms used and not otherwise defined in this Amendment No. 2 have the definitions assigned to such terms in the Shareholders Agreement. From and after the date hereof, any reference in the Shareholders Agreement to “hereof”, “herein”, “hereunder”, “hereby” and “this Agreement” shall be deemed a reference to the Shareholders Agreement as amended by Amendment No. 1 and this Amendment No. 2; provided, however, that any reference to the date of the Shareholders Agreement, the use of the phrase “the date hereof” or “the date of this Agreement” shall in all cases be a reference to August 15, 2011 and not the date of this Amendment No. 2.

3. Full Force and Effect. Except as specifically provided by this Amendment No. 2, the Shareholders Agreement shall remain in full force and effect. The execution, delivery and performance of this Amendment No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the parties hereto under the Shareholders Agreement.

4. Governing Law. This Amendment No. 2 is governed by the same law and jurisdiction provisions as govern the Shareholders Agreement.

5. Counterparts. This Amendment No. 2 may be executed in two (2) or more counterparts and by exchange of original, facsimile and/or Portable Document Format (a/k/a “.PDF”) signature pages, all of which shall be considered one and the same agreement and shall become effective when counterparts of such signature pages have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart signature page.

6. Severability. In the event that any provision of this Amendment No. 2, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Amendment No. 2 will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Amendment No. 2 with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7. Headings. The headings contained in this Amendment No. 2 are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment No. 2.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

PARENT

Raphael Holding Company

By:	/s/ Brian J. Ruder
Print Name:	Brian J. Ruder
Title:	President

MERGER SUB:

Raphael Acquisition Corp.

By:	/s/ Brian J. Ruder
Print Name:	Brian J. Ruder
Title:	President

COMPANY:

Renaissance Learning, Inc.

By:	/s/ Glenn R. James
Print Name:	Glenn R. James
Title:	CEO

[Signature Page to Amendment No. 2 to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first written above.

/s/ Terrance D. Paul
Terrance D. Paul
1050 Walnut St #401
Boulder Colorado 80302-5143

/s/ Judith A. Paul
Judith A. Paul
1050 Walnut St #401
Boulder Colorado 80302-5143

GLOBAL EQUITY HOLDING PARTNERSHIP

BY:	GLOBAL EQUITY HOLDING FUND I, L.P., General Partner

	By:	/s/ Terrance D. Paul
Terrance D. Paul, General Partner

	By:	/s/ Judith A. Paul
Judith A. Paul, General Partner

BY:	GLOBAL EQUITY HOLDING FUND II, L.P., General Partner

	By:	/s/ Terrance D. Paul
Terrance D. Paul, General Partner

	By:	/s/ Judith A. Paul
Judith A. Paul, General Partner

[Signature Page to Amendment No. 2 to Shareholders Agreement]

/s/ Louis S. Harrison
Louis S. Harrison, Trustee of Terrance Paul 2009 GRAT Harrison & Held LLP 333 West Wacker Dr Suite 1700 Chicago IL 60606-1247

/s/ Robert S. Held
Robert S. Held, Trustee of Judith Paul 2009 GRAT Harrison & Held LLP 333 West Wacker Dr Suite 1700 Chicago IL 60606-1247

/s/ Alexander F. Paul
Alexander F. Paul, Trustee of Judith Paul 2008 GRAT 1050 Walnut St #401 Boulder Colorado 80302-5143

/s/ Mia P. Moe
Mia P. Moe, Trustee of Terrance Paul 2008 GRAT 1050 Walnut St #401 Boulder Colorado 80302-5143

/s/ Mia P. Moe
Mia P. Moe, Trustee of Alexander Paul Investment Trust 1050 Walnut St #401 Boulder Colorado 80302-5143

/s/ Alexander F. Paul
Alexander F. Paul, Trustee of Mia Moe Investment Trust 1050 Walnut St #401 Boulder Colorado 80302-5143

[Signature Page to Amendment No. 2 to Shareholders Agreement]